UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2009

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in our press release of April 8, 2009, on April 2, 2009, we received a letter from the Nasdaq Stock Market (“Nasdaq”) informing us that based on our stockholders’ deficit as reported in our Annual Report on Form 10-K for the period ended December 31, 2008, we do not comply with the minimum $10 million stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(3) (which has since been superseded by Nasdaq Listing Rule 5450(b)(1)(A)) (the “Rule”).  In addition, as previously disclosed in our Form 8-K filed on July 23, 2009, on July 17, 2009, we received a notice from Nasdaq informing us that we are still not in compliance with the minimum stockholders’ equity for continued listing on the Nasdaq Global Market.  At that time, Nasdaq notified us that unless we appeal this determination, trading of our common stock would be suspended at the opening of the market on July 28, 2009.  On July 23, 2009, we requested a hearing before a Nasdaq Hearing Panel to present our plan for listing on the Nasdaq Capital Market.  We had already requested, on July 15, 2009, that our common stock be transferred to the Nasdaq Capital Market in accordance with the application submitted by us on April 17, 2009.  The hearing request stayed the delisting of the our common stock pending the panel’s decision.

On August 14, 2009, we received a letter from Nasdaq (the “Letter”) informing us that it had determined that we had violated Nasdaq Listing Rules 5635(d) and 5250(e)(2).  The Letter further stated that Nasdaq believed that we had violated Nasdaq Listing Rule 5250(a) and that certain of our recent financing transactions raised concerns under Rule 5100 and IM-5100-1.  Finally, the Letter stated that the foregoing determinations and other concerns would be considered by the Nasdaq Hearing Panel in rendering its determination regarding our continued listing on the Nasdaq Global Market.

On August 19, 2009, we delivered to Nasdaq a written response to the Letter, in which we expressed our disagreement with certain of Nasdaq’s determinations and provided additional information to address some of the concerns expressed in the Letter.  Although we disagree with certain of Nasdaq’s determinations made in the Letter, we have determined that it is no longer in our best interest to pursue continued listing of our common stock on the Nasdaq Global Market or, in the alternative, the Nasdaq Capital Market.

On August 19, 2009, we formally withdrew our request for a hearing before a Nasdaq Hearing Panel.  As a result, on August 19, 2009, we received a letter from Nasdaq accepting the withdrawal of our request for a hearing before a Nasdaq Hearing Panel and notifying us that trading of our common stock on the Nasdaq Global Market will be suspended effective at the open of business on Friday, August 21, 2009.

We anticipate that our common stock will initially be quoted on the Pink OTC Market (also known as the “Pink Sheets”) under the symbol “MDTL” subsequent to the effectiveness of the delisting of our common stock on the Nasdaq Global Market.  We will seek to have our common stock quoted on the OTC Bulletin Board, but there can be no assurance that we will be successful in such efforts.

We issued a press release regarding the aforementioned events, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired - None

(b)            Pro Forma Financial Information - None

(c)            Shell Company Transactions - None

(d)            Exhibits:

Exhibit No.	Description

99.1	Press Release dated August 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2009

MEDIS TECHNOLOGIES LTD.

By:	/s/ Stephen Crea
Name: Stephen Crea
Title: Chief Financial Officer